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                           DECLARATION AND CHARTER OF

                    ZURICH LIFE INSURANCE COMPANY OF NEW YORK

                     UNDER SECTION 1201 OF THE INSURANCE LAW
                            OF THE STATE OF NEW YORK

                                   DECLARATION

     We, the undersigned, being natural persons and citizens of the United States and at least three (3) of whom are residents of the State of New York, hereby declare our intention to form a corporation for the purposes of transacting the kinds of insurance specified in Paragraphs 1 (life insurance), 2 (annuities) and 3 (accident and health insurance) of Section 1113(a) of the Insurance Law of the State of New York and herewith set forth the Charter.

                                     CHARTER

                                    ARTICLE I

                            NAME AND PRINCIPAL OFFICE

     SECTION 1. Name. The name of the corporation shall be Zurich Life Insurance Company of New York (the "Company").

     SECTION 2. Principal Office. The principal office of the Company shall be located in the County of New York, State of New York.

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                                   ARTICLE II

                               PURPOSE AND POWERS

     SECTION 1. Purpose. The purpose for which the Company is organized is to transact the kinds of life and health insurance business specified in Paragraphs 1, 2, and 3 of Subsection (a) of Section 1113 of the Insurance Law of the State of New York, as follows:

          (1) As authorized by paragraph (1) of Section 1113(a) of the Insurance Law of the State of New York, "life insurance," meaning every insurance upon the lives of human beings, and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part or all of the death benefit or a special surrender value upon diagnosis (A) of terminal illness defined as a life expectancy of twelve months or less, or (B) of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, or upon (C) certification by a licensed health care practitioner of any condition which requires continuous care for the remainder of the insured's life in an eligible facility or at home when the insured is chronically ill as defined by Section 7702(B) of the Internal Revenue Code and regulations thereunder, provided, the accelerated payments qualify under Section 101(g)(3) of the Internal Revenue Code and all the applicable sections of federal law in order to maintain favorable tax treatment or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. "Life insurance" also includes additional benefits to safeguard the contract

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     against lapse in the event of unemployment of the insured. Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the Insurance Law of the State of New York;

          (2) As authorized by paragraph (2) of Section 1113(a) of the Insurance Law of the State of New York, "annuities," meaning all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph (1) above. Amounts paid the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the Insurance Law of the State of New York;

          (3) As authorized by paragraph (3) of Section 1113(a) of the Insurance Law of the State of New York, "accident and health insurance," meaning (i) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workers' compensation law of the State of New York, except as specified in item

                                      -3-

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     (ii) hereof; and (ii) non-cancelable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date;

and any amendments to such paragraphs or provisions in substitution therefor which may be hereafter adopted; and such other kind or kinds of business to the extent necessarily or properly incidental to the kind or kinds of insurance business which the Company is authorized to do.

     SECTION 2. Mode and Manner of Exercising Corporate Powers. The mode and manner in which the corporate powers of the Company shall be exercised are through a Board of Directors and through such officers, employees, and agents as such Board shall employ.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. Number of Directors. The number of Directors of the Company shall be not less than nine (9) (except for vacancies temporarily unfilled) nor more than twenty-one (21); provided however, that at least one-third (but not less than four (4)) of such Directors shall be persons who are not officers or employees of the Company or of

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any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity and, provided further, that if the admitted assets of the Company should exceed $1.5 billion during any calendar year, then the number of Directors shall be increased to not less than thirteen (13) within one year following the end of such calendar year (except for vacancies temporarily unfilled). The number of Directors shall be determined from time to time by a vote of a majority of the entire Board of Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director.

     SECTION 2. Election of Directors. The election of Directors of the Company shall be at the Annual Meeting of the shareholders of the Company.

     SECTION 3. Annual Meeting. The Annual Meeting of the shareholders of the Company shall be held on the second Tuesday in May of each year, beginning in 2000, or if such day is a holiday, on the next succeeding business day, at such place, within or without the State of New York, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. At such Annual Meeting all Directors shall be elected for the ensuing year, and the Directors shall take office immediately upon election and shall hold office until the next Annual Meeting and until their successors are elected. At each Annual Meeting, each shareholder of record on the books of the Company shall be entitled to one vote in person or by proxy

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for each share of stock so held by the shareholder. Directors shall be chosen and elected by a plurality of the whole number of the shares voted at the meeting.

     SECTION 4. Vacancy of the Board of Directors. Whenever any vacancy shall occur in the Board of Directors by death, resignation, removal, or otherwise, the remaining members of the Board, at a meeting called for that purpose or at any regular meeting, shall elect a Director or Directors to fill the vacancy or vacancies thus occasioned, and each Director so elected shall hold office for the unexpired term of the Director whose place the individual has taken.

     SECTION 5. Citizenship of the Directors. The majority of the Directors of the Company shall at all times be citizens and residents of the United States, not less than three (3) of the Directors shall be residents of the State of New York, and each Director shall be at least eighteen (18) years of age.

     SECTION 6. Initial Board of Directors. The names and post office residence addresses of the initial Board of Directors who shall serve until the first Annual Meeting of the Company are:

          John Amore
          3 Morton Street
          Staten Island, NY 10306

          William Howard Bounder
          389 White Oak Lane
          Barrington, IL 60010

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          Gale Caruso
          77 Hawley Woods Road
          Barrington Hills, IL 60010-5136

          Eliane Claudine Frye
          303 Willow Parkway
          Buffalo Grove, IL 60089

          James Charles Harkensee
          4124 N. Harvard Avenue
          Arlington Hts., IL 60004

          Reginald Mac Jamieson
          13713 Belinder
          Leawood, KS 66224

          Michael Kerner
          34 Fairmount Road
          Golden Bridge, NY 10526

          Irwin Lerner
          17 East Greenbrook Road
          North Caldwell, NJ 07006

          David Levinson
          5 Crossbow Court
          Commack, NY 11725

          Fred Josef Meyer
          7 Tod's Driftway
          Old Greenwich, CT 06870

          Clifford Schoenberg
          3555 Milburn Avenue
          Baldwin, NY 11510

          John Burt Scott
          523 South Beverly
          Arlington Hts., IL 60005

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     SECTION 7. Removal of Directors. Any or all of the Directors may be removed at any time, either for or without cause, by vote of the shareholders.

     SECTION 8. Personal Liability. No Director shall be personally liable to the Company or any of its shareholders for damages for any breach of duty as a Director; provided however, that the foregoing provision shall not eliminate or limit (i) the liability of a Director if a judgment or other final adjudication adverse to such Director establishes that such Director's acts or omissions were in bad faith or involved intentional misconduct or any violation of the Insurance Law of the State of New York or a knowing violation of any other law or that such Director personally gained in fact a financial profit or other advantage to which such Director was not legally entitled.

                                   ARTICLE IV

                                TERM AND CAPITAL

     SECTION 7. Term of the Company. The duration of the corporate existence of the Company shall be perpetual.

     SECTION 8. Capital. The capital of the Company shall be two million and 001100 dollars ($2,000,000.00), which shall consist of two thousand (2,000) shares of common stock with a par value of one thousand and 00!100 dollars ($1,000) each. From and after the filing of this Charter, no additional shares which the Company has authority

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to issue shall be issued without the prior consent of the Superintendent of
Insurance of the State of New York.

                                    ARTICLE V

                                    OFFICERS

     The officers of the Company shall be elected by the Board of Directors at a meeting held at any time prior to the first Annual Meeting of the Board and thereafter at its Annual Meeting, which shall be held immediately after the Annual Meeting of the shareholders. The Board shall elect a Chairman of the Board, a President, a Secretary, and a Treasurer, and it may, at its option at any time, appoint or elect such other officers as shall be provided in the By-Laws. In case a quorum is not present, the Annual Meeting of the Board shall be adjourned to another day by the Directors present. Officers elected by the Board shall respectively hold office until the next Annual Meeting of the Board, and until their successors are chosen and have qualified. All officers shall serve at the pleasure of the Board, unless otherwise provided in the By-Laws. Vacancies in the elective offices occurring in the interval between Annual Meetings of the Board may be filled at any time by the Board, and a person so selected shall hold office until his successor is chosen and has qualified. One person may hold two (2) or more offices, except the offices of President and Secretary, if it shall be so provided in the By-Laws or by action of the Board.

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                                   ARTICLE VI

                                   AMENDMENTS

     This Charter or provisions thereof may be amended at any time in accordance with the provisions of Section 1206 of the Insurance Law of the State of New York as the same may be amended from time to time.

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                                     BY-LAWS

                                       OF

                    ZURICH LIFE INSURANCE COMPANY OF NEW YORK

                                    ARTICLE I

                              SHAREHOLDERS MEETING

     SECTION 1. Annual Meeting. The Annual Meeting of the shareholders for the election of the Directors and for the transaction of such other business as may come before such meeting shall be held on the second Tuesday in May of each year, beginning in 2000, or if such day is a holiday, on the next succeeding business day. If the election of Directors shall not be held on the day above designated for the Annual Meeting, the Directors shall cause the election to be held as soon thereafter as conveniently may be, at a special meeting of the shareholders called for the purpose of holding such election. If no Annual Meeting is held on the date fixed, or by adjournment therefrom, a special meeting of the shareholders may be held in lieu thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the Annual Meeting.

     SECTION 2. Special Meetings. Special meetings of the shareholders may be called by the Secretary or, in case of death, absence, incapacity, or refusal of the Secretary, by any other officer, upon written request of the Chairman of the Board, the President, any three (3) Directors, or shareholders owning of record at least twenty-five percent (25%) of the shares of the Company entitled to vote at the meeting. At a special meeting, no business will be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

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     SECTION 3. Place of Meeting. All meetings of the shareholders shall be held at the office of the Company in New York County or at such other place or places within or without the State of New York as shall from time to time be designated by the Board of Directors and stated in the notice of meeting.

     SECTION 4. Notice of Meeting. Notice of all meetings, annual or special, shall be given by hand delivering or mailing or otherwise delivering to each shareholder entitled to vote thereat, at least ten (10) days and not more than fifty (50) days before such meeting, a written or printed notice of the time, place, and purpose or purposes thereof.

     SECTION 5. Quorum. The holders of a majority of the outstanding stock entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum for all purposes. In the absence of a quorum, the shareholders entitled to vote thereat, represented in person or by proxy, may adjourn the meeting to a day certain.

     SECTION 6. Adjournments. Any meeting of the shareholders may be adjourned to such other time and place as shall be announced at the meeting at which the adjournment is taken, by the shareholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting if no shareholder is present in person or by proxy. It shall not be necessary to notify any shareholder of any adjournment. Any business which could have been transacted at any meeting of the shareholders as originally called may be transacted at any adjournment thereof.

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     SECTION 7. Voting. At all meetings of shareholders each share of stock held by a shareholder entitled to vote on any matter, represented in person or by proxy, shall be entitled to one (1) vote. Proxies shall be dated, in writing, and signed by the shareholder or the shareholder's attorney-in-fact; provided, however, that if the shareholder is a corporation, its proxy either shall have its corporate seal affixed or shall be accompanied by evidence satisfactory to the Company that the proxy has been signed on behalf of such shareholder by a duly authorized officer. Two (2) inspectors of election shall be appointed by the President at any shareholders meeting at which inspectors are required.

     SECTION 8. Conduct of Business. The Chairman of the Board of Directors or, in his absence, the President shall preside at any meeting of the Board of Directors or shareholders. In the absence of both of said officers, a temporary presiding Director or officer, as the case may be, may be chosen. The presiding officer of any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

     SECTION 9. Action at a Meeting. When a quorum is present, the holders of a majority of the stock present or represented and entitled to vote and voting on a matter, except where a larger vote is required by law, the Charter, or these By-Laws, shall decide any matter to be voted on by the shareholders. Any election by shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote at the election. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election. The Company shall not directly or indirectly vote any share of its

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stock. Nothing in this section shall be construed to limit the right of the
Company to vote any shares of stock held directly or indirectly by it in a fiduciary capacity.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 1. Powers. The Board of Directors may exercise all the powers of the Company except such as are required by law or by the Charter or by these By-Laws to be otherwise exercised, and the business and affairs of the Company shall be managed under the direction of the Board of Directors.

     SECTION 2. Number of Directors. The number of Directors of the Company shall be not less than nine (9) (except for vacancies temporarily unfilled) nor more than twenty-one (21); provided, however, that at least one-third (but not less than four (4)) of such Directors must not be officers or employees of the Company or any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity ("Outside Directors") and, provided further, that if the admitted assets of the Company should exceed $1.5 billion during any calendar year, then the number of Directors shall be increased to not less than thirteen within one (1) year following the end of such calendar year. The number of Directors shall be determined from time to time by a vote of a majority of the entire Board of Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director. The Chairman of the Board, if any, shall be elected by and from the Board of Directors.

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     At all times a majority of the Directors shall be citizens and residents of the United States and not less than three (3) thereof shall be residents of the State of New York. Directors shall be at least 18 years of age and need not be shareholders.

     SECTION 3. Election, Tenure, and Removal. The Board of Directors shall be elected at the Annual Meeting of shareholders to serve until the next Annual Meeting and until their successors shall be elected and qualified. Any or all of the Directors may be removed, with or without cause, by the shareholders, at a meeting called at least in part for the purpose of considering removal, upon the affirmative vote of the holders of a majority in interest of the stock or class of stock entitled to vote upon the election of the Director or Directors proposed to be removed.

     SECTION 4. Vacancies. Whenever any vacancy shall occur in the Board of Directors by death, resignation, removal, or otherwise, the remaining members of the Board, at a meeting called for that purpose or at any regular meeting, shall elect a Director or Directors to fill the vacancy or vacancies thus occasioned, and each Director so elected shall hold office for the unexpired term of the Director whose place the individual has taken. The remaining Board members may fill a vacancy by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director. Subject to the Charter, newly-created directorships resulting from an increase in the authorized number of Directors may be filled by a majority vote of the Board of Directors then in office even though less than a quorum, or by a sole remaining Director.

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     SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held as soon as practicable following the Annual Meeting of the shareholders and as frequently as the dispatch of business shall require and in any event at least once in each calendar year. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as may be fixed by the Board of Directors from time to time, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without call or notice at the same place as the Annual Meeting of shareholders, or the special meeting held in lieu thereof, immediately following such meeting of shareholders.

     SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, the Secretary, or upon the written request of any two (2) members of the Board of Directors.

     SECTION 7. Place of Meeting. Meetings of the Board of Directors shall be held at the office of the Company in New York County or at such other place within or without the State of New York as may be designated in the notice thereof.

     SECTION 8. Notice of Meetings. Unless notified in writing, notice of all regular or special meetings, other than the regular meeting held immediately following the Annual Meeting of shareholders, shall be given by mailing to each Director at least seven (7) days before such meeting a written or printed notice of the time and place thereof. Such notice may also be given by telegram, facsimile, or personal delivery at least three (3) business days before such meeting.

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     SECTION 9. Business Transacted at Meetings. No business will be transacted and no corporate action shall be taken at any special meeting of the Board of Directors, other than that stated in any notice of such meeting.

     SECTION 10. Quorum. A quorum shall consist of a majority of the Directors then in office. At least one (1) Outside Director must be included in any quorum for the transaction of business at any meeting of the Board.

     SECTION 11. Action by the Board. The vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

     SECTION 12. Compensation. Each Director shall be entitled to receive from the Company for each meeting of the Board which he or she shall attend such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement, to the extent authorized by resolution of the Board, for the reasonable expenses incurred by him or her in connection with the performance or his or her duties; provided such Directors are not salaried officers or employees of the Company; provided further that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation or commissions therefor.

                                   ARTICLE III

                               EXECUTIVE COMMITTEE

     SECTION 1. Membership. The Board of Directors by a majority vote of the whole Board may elect from its own number an Executive Committee, to serve at the pleasure of the

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Board, consisting of not less than one-third of the members of the Board of
Directors. Not less than one-third of the members of such Committee shall be Outside Directors. The Executive Committee shall elect from among its members a Chairman.

     SECTION 2. Powers of the Executive Committee. The Executive Committee during the intervals between meetings of the Board of Directors shall have and may exercise, except as otherwise provided by statute, all the powers of the Board with respect to the conduct and management of the business and property of the Company and shall have the power to authorize the seal of the Company to be affixed to all papers which may require it.

     SECTION 3. Meetings. Meetings of the Executive Committee may be called by order of the Chairman of the Committee or of any two (2) members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

     SECTION 4. Place of Meeting. Meetings of the Executive Committee shall be held at the office of the Company in New York County or at such other place, within or without the State of New York, as may be designated in the notice thereof.

     SECTION 5. Notice of Meetings. Unless otherwise waived in writing, notice of all meetings shall be given by mailing to each member at least three (3) days before such meeting a

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written or printed notice of the time and place thereof. Such notice may also be given by telegram, facsimile, or personal delivery at least one (1) day before such meeting.

     SECTION 6. Quorum. A quorum shall consist of a majority of the total number of members of the Committee then in office but not less than three (3) members. At least one (1) member of the Committee who is an Outside Director must be included in any quorum for the transaction of business at any meeting of the Committee.

     SECTION 7. Voting. Action shall be taken by a majority vote of those members present except that if the Committee consists of fewer than five (5) members, action shall be taken only by the unanimous vote of those members present.

                                   ARTICLE IV

                                FINANCE COMMITTEE

     SECTION 1. Membership. The Board of Directors by a majority vote of the whole Board may elect from its own number a Finance Committee to serve at the pleasure of the Board consisting of not less than one-third of the members the Board of Directors. Not less than one-third of the members of such Committee shall be persons who are Outside Directors. The Finance Committee shall elect from among its members a Chairman.

     SECTION 2. Power of the Finance Committee. The Finance Committee shall possess and may exercise all the powers of the Board of Directors with respect to the investments of the funds of the Company.

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     SECTION 3. Meetings. Meetings of the Finance Committee may be called by order of the Chairman of the Committee or by any two (2) members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

     SECTION 4. Place of Meetings. Meetings of the Finance Committee shall be held at the office of the Company in New York County or at such other place within or without the State of New York as may be designated in the notice thereof.

     SECTION 5. Notice of Meetings. Unless otherwise waived in writing, notice of all meetings shall be given by mailing to each member at least three (3) days before such meeting a written or printed notice of the time and place thereof. Such notice may also be given by telegram or personal delivery at least one (1) day before such meeting.

     SECTION 6. Quorum. A quorum shall consist of a majority of the total number of members of the Committee then in office but not less than three (3) members. At least one (1) member of the Committee who is an Outside Director must be included in any quorum for the transaction of business at any meeting of the Committee.

     SECTION 7. Voting. Action shall be taken by a majority vote of those members present except that if the Committee consists of fewer than five (5) members, action shall be taken only by the unanimous vote of those members present.

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                                    ARTICLE V

                        AUDIT AND COMPENSATION COMMITTEE

     SECTION 1. Membership. The Board of Directors by a majority vote of the whole Board shall elect from its own number an Audit and Compensation Committee to serve at the pleasure of the Board consisting of not less than one-third of the members of the Board of Directors. The members of the Committee shall be comprised solely of Outside Directors. The Audit and Compensation Committee shall elect from among its members a Chairman.

     SECTION 2. Power of the Audit and Compensation Committee. The Audit and Compensation Committee shall possess and may exercise all the powers of the Board of Directors with respect to recommending the selection of independent certified public accountants, reviewing the Company's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for Director for election by shareholders, evaluating the performance of officers deemed by such Committee to be principal officers of the Company, recommending to the Board of Directors the selection and compensation of such principal officers, and recommending to the Board of Directors any plan to issue options to its officers and employees for the purchase of shares of stock, all pursuant to section one thousand two hundred seven of the New York Insurance Law.

     SECTION 3. Meetings. Meetings of the Audit and Compensation Committee may be called by order of the Chairman of the Committee or by any two (2) members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Committee shall cause

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such minutes to be maintained in books kept for that purpose. All actions of the
Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

     SECTION 4. Place of Meetings. Meetings of the Audit and Compensation Committee shall be held at the office of the Company in New York County or at such other place within or without the State of New York as may be designated in the notice thereof.

     SECTION 5. Notice of Meetings. Unless otherwise waived in writing, notice of all meetings shall be given by mailing to each member at least three (3) days before such meeting a written or printed notice of the time and place thereof. Such notice may also be given by telegram, facsimile, or personal delivery at least one (1) day before such meeting.

     SECTION 6. Quorum. A quorum shall consist of a majority of the total number of members of the Committee then in office but not less than three (3) members.

     SECTION 7. Voting. Action shall be taken by a majority vote of those members present except that if the Committee consists of fewer than five (5) members, action shall be taken only by the unanimous vote of those members present.

                                   ARTICLE VI

                              COMMITTEES - GENERAL

     SECTION 1. Other Board Committees. The Board of Directors may from time to time by resolution passed by a majority of the whole Board designate one (1) or more committees in addition to the Executive, Finance, and Audit and Compensation Committees, each committee to

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consist of not less than one-third of the Directors of the Company, for such purposes as the Board may from time to time determine. Any such committee to the extent provided by resolution of the Board shall have all the authority of the Board to the extent permitted by law and shall have such functions and duties as the Board shall prescribe. Not less than one-third of the members of such Committee shall be Outside Directors.

     A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide except that if the committee consists of less than five
(5) members, action shall be taken only by the unanimous vote of those members present. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

     SECTION 2. Alternates and Substitutes. The Board of Directors may by resolution passed by a majority of the whole Board designate one (1) or more Directors as alternate members of any Committee who may replace any absent member or members at any meeting of such committee.

     SECTION 3. Compensation. Each member of the Executive Committee, Finance Committee, Audit and Compensation Committee, and any other Committee designated by the Board shall be entitled to receive from the Company for each meeting of any such Committee which he or she shall attend such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement, to the extent authorized by resolution of the Board, for the reasonable

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expenses incurred by him or her in connection with the performance of his or her duties, provided such members are not salaried officers or employees of the Company.

                                   ARTICLE VII

                                    OFFICERS

     SECTION 1. Duties in General. All officers of the Company, in addition to the duties prescribed by these By-Laws, shall perform such duties in the conduct and management of the business and property of the Company as may be determined by the Board of Directors. In the case of more than one (1) person holding an office of the same title, any of them may perform the duties of the office except insofar as the Board of Directors or the President may otherwise direct. Any two (2) or more offices may be held by the same person except the offices of President and Secretary.

     SECTION 2. Number and Designation. The officers of the Company shall be a Chairman of the Board, a President, a Secretary, and a Treasurer. Other officers, including one (1) or more Vice-Presidents, may be designated as the Board of Directors may from time to time deem advisable.

     SECTION 3. Election and Term of Office. All officers shall be elected annually by the Board of Directors at the meeting of the Board held immediately following the Annual Meeting of shareholders and shall hold office at the pleasure of the Board until their successors shall have been duly elected and qualified. The Board of Directors shall also have the power at any time and from time to time to elect or appoint or delegate its power to appoint any additional officers not then elected, and any such officer so elected or appointed shall serve at the pleasure

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of the Board until the next Annual Meeting of shareholders and until their respective successors shall be elected or appointed or qualified. A vacancy in any office resulting from death, resignation, removal, disqualification, or any other cause shall be filled for the balance of the unexpired term by the Board of Directors at a meeting called for that purpose, or at any regular meeting, or, if such office has been filled prior to such vacancy by appointment other than by the Board, by the committee or person making such appointment.

     SECTION 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as the Board of Directors shall confer on him or her from time to time.

     SECTION 5. President. The President shall be the Chief Executive Officer and have general charge of the administrative affairs of the Company. In the absence of the Chairman of the Board or if such office is vacant, the President shall have and possess all the powers of Chairman of the Board and shall assume and perform all his duties with such other duties as shall be prescribed by the Board of Directors. Except when inconsistent with the Company's Charter and By-Laws, he shall have power to employ, fix the duties, and discharge such employees as he may deem necessary and proper. The President shall make such reports to the Board of Directors as may be required by it.

     SECTION 6. Vice-Presidents. The Vice-Presidents shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or the President. The Board of Directors or the President may from time to time determine the order of priority as between two (2) or more Vice-Presidents.

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     SECTION 7. Secretary. The Secretary shall have custody of the minutes of the meetings of the shareholders, of the Board of Directors, and of all committees of the Board of Directors; shall issue notices of meeting; shall have custody of the Company's seal and corporate books and records; shall have charge of the issuance, transfer, and cancellation of stock certificates; shall have authority to cancel stock certificates; shall have authority to attest and affix the corporate seal to any instruments executed on behalf of the Company; and shall perform such other duties as are incident to his or her office and as are required by the Board of Directors or the President.

     SECTION 8. Treasurer. The Treasurer shall perform the duties incident to his or her office and such other duties as are required of him or her by the Board of Directors or the President.

     SECTION 9. Other Officers. Other officers who may from time to time be elected by the Board of Directors shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

     SECTION 10. Compensation. The compensation of the officers shall be fixed by the Board of Directors.

                                  ARTICLE VIII

                                  CAPITAL STOCK

     SECTION 1. Certificates. Every shareholder shall be entitled to a certificate, dated and numbered in sequence of issue, signed by the Chairman of the Board, the President, or Vice-

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President and by the Secretary or Assistant Secretary or the Treasurer or
Assistant Treasurer and under the seal of the Company, certifying the number of shares and class of stock to which he or she is entitled.

     SECTION 2. Transfer. Transfers of stock may be made on the books of the Company only by the holder thereof in person or by his or her attorney duly authorized thereto in writing and upon surrender and cancellation of the certificate therefor duly endorsed or accompanied by a duly executed stock power.

     SECTION 3. Lost or Destroyed Certificates. The Board of Directors may order a new certificate to be issued in place of a certificate lost or destroyed upon proof of such loss or destruction and upon tender to the Company by the shareholder of a bond in such amount and in such form and with or without surety as may be ordered, indemnifying the Company against any liability, claim, loss, cost, or damage by reason of such loss or destruction and the issuance of a new certificate.

     SECTION 4. Determining Shareholders of Record. In lieu of closing the books of the Company, the Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled "To Notice of and to Vote at any Meeting of Shareholders." The record date so fixed shall be not less than ten (10) days nor more than fifty (50) days prior to the meeting. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, notwithstanding any transfer of any shares on the books of the Company after the record date. If the Board of Directors does not fix such a record date, only persons in whose names shares entitled to vote stand on the stock

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records of the Company on the day three (3) days prior to any meeting of the shareholders are entitled to vote at the meeting.

                                   ARTICLE IX

                                    DIVIDENDS

     Dividends may be declared from the legally available surplus of the Company at such times and in such amounts as the Board of Directors may determine.

                                    ARTICLE X

                         CORPORATE FUNDS AND SECURITIES

     SECTION 1. Deposits of Funds. Bills, notes, checks, negotiable instruments, or any other evidence of indebtedness payable to and received by the Company may be endorsed for deposit to the credit of the Company by such officers or agents of the Company as the Board of Directors, Executive Committee, or Finance Committee may determine and, when authorized by the Board of Directors, Executive Committee, or Finance Committee, may be endorsed for deposit to the credit of agents of the Company in such manner as the Board of Directors, Executive Committee, or Finance Committee may direct.

     SECTION 2. Withdrawals of Funds. All disbursements of the funds of the Company shall be made by check, draft, or other order signed by such officers or agents of the Company as the Board of Directors, Executive Committee, or Finance Committee may from time to time authorize to sign the same.

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     SECTION 3. Sale and Transfer of Securities. All sales and transfers of securities shall be made by or at the direction of any member of the Executive Committee or Finance Committee or by or at the direction of any officer of the Company under authority granted by a resolution of the Board of Directors, the Executive Committee, or the Finance Committee.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 1. Voting Stock of Other Corporations. The Chairman of the Board, the President, any Vice-President, or any other officer designated by the Board of Directors of the Company, Executive Committee, or Finance Committee may execute in the name of the Company and affix the corporate seal to any proxy or power of attorney authorizing the proxy or proxies or attorney or attorneys named therein to vote the stock of any corporation held by the Company on any matter on which such stock may be voted. If any stock owned by the Company is held in any name other than the name of the Company, instructions as to the manner in which such stock is to be voted on behalf of the Company may be given to the holder of record by the Chairman of the Board, the President, any Vice-President, or any other officer designated by the Board of Directors, Executive Committee, or Finance Committee.

     SECTION 2. Notices. Whenever written notice is required by law, the Charter, or these By-Laws to be given to any Director, member of a committee, or shareholder, such notice may be given by mail, addressed to such Director, member of a committee, or shareholder, at his or her address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram or facsimile, and

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such notice shall be deemed to be given at the time such notice is mailed, telegraphed, sent by facsimile, or delivered personally.

     SECTION 3. Waiver of Notice. Any shareholder, Director, or member of the Executive Committee, Finance Committee, Audit and Compensation Committee, or any other Committee may at any time waive any notice required to be given under these by-laws if such waiver is given in writing and is signed either before, at, or after the meeting to which it relates. Presence at a meeting shall also constitute a waiver of notice thereof unless the Director objects to the failure to give such notice.

     SECTION 4. Seal. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization, and the words "Corporate Seal New York." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     SECTION 5. Action Without a Meeting. In lieu of any special scheduled meeting of the Board of Directors or any committee thereof, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board, or of such committee, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee. This section applies only when time is of the essence. This action may not occur in lieu of a regular meeting.

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     SECTION 6. Participating in Meeting by Telephone. Any one (1) or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE XII

                                   AMENDMENTS

     These by-laws may be amended in whole or in part by the vote of a majority of all of the shareholders or the vote of a majority of all of the members of the Board of Directors.

     Any amendment adopted by the Board of Directors may be amended or repealed upon majority vote of all of the shareholders of the Company.

                                  ARTICLE XIII

                                 INDEMNIFICATION

     Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he or she or his or her testator or testatrix or intestate then is or was a Director, officer, or employee of the Company, or then serves or has served any other corporation in any capacity at the request of the Company, shall be indemnified by the Company against expenses, judgments, fines, and amounts paid in settlement to the full extent that officers and Directors are permitted to be indemnified by the laws of the State of New York. The provisions of this article shall not adversely affect any right to indemnification which any person may have apart from the provisions of this article.

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